SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                               FORM 8-K

                              Current Report
                      Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act

                              August 16, 2011
              Date of Report (Date of Earliest Event Reported)


                       Iron Eagle Group, Inc.
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         (Exact name of registrant as specified in its charter)


        Delaware                      0-22965            27-1922514
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(State or other jurisdiction  (Commission File Number  (I.R.S. Employer
of incorporation or organization                         Identification
                                                        Number)

          61 West 62nd Street, Suite 23F
          New York, New York                 10023
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     (Address of principal executive offices,          Zip Code)

                             (888) 481-4445
               ------------------------------------------
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement

On January 21, 2011, the registrant acquired the equity of its only operating business, Delta Mechanical Contractors, LLC. The purchase price of approximately $9.0 million was paid by the registrant's issuance of a purchase note originally due on June 2, 2011 which was extended to September 2, 2011 on May 31, 2011. Subsequent to the acquisition, the registrant and Bruce A. Bookbinder, the former owner of DMC and its parent entity, the owner agreed to reduce the note to $8.8 million pursuant to clauses in the acquisition agreement.

On August 18, 2011, Mr. Bookbinder agreed to extend the due date of this note to September 16, 2011. The registrant's debt obligation is secured by a pledge of 100% of the membership interest in Sycamore Enterprises LLC, DMC's parent entity and our wholly-owned subsidiary. In the event that such note is not paid when due, it is highly probable that Mr. Bookbinder will exercise his rights to the collateral and retake possession and ownership of Sycamore and DMC. As a result, the registrant will lose its entire equity investment in DMC and have no business operations. The registrant is totally dependent upon receipt of the minimum net proceeds of its proposed public offering to raise the capital necessary to retire its $8.8 million debt obligation to Mr. Bookbinder.

Consideration for the granting of the Extension Period. The registrant and DMC shall, within ten (10) days following payment of the note, secure a full release of the indemnity by and among Mr. Bookbinder, related entities of Mr. Bookbinder and Berkley Regional Insurance Company and/or its affiliates or subsidiaries. The registrant and DMG shall take all reasonable steps necessary to provide Berkley with the substitute collateral satisfactory to Berkley to provide the Release.

Indemnity Bond. In the event that the registrant and DMC has not satisfied the extension conditions within thirty (30) days after the payment of the note, the registrant and DMC shall immediately deliver to Mr. Bookbinder an indemnity bond, or other mutually agreed upon form(s) of indemnity, in a form satisfactory to Mr. Bookbinder and mutually satisfactory to the Parties, indemnifying Mr. Bookbinder personally as obligee for any obligations to Berkley or payments required to be made by Mr. Bookbinder and/or related entities of Mr. Bookbinder to Berkley, pursuant to the terms of the Indemnity Agreement. It is further agreed that the amount of the Indemnity Bond shall be no less than one hundred (100%) percent of the aggregate cost-to-complete of all Open Bonds, exclusive of gross profit or change orders that have not been approved as of the payment of the note. Notwithstanding the aforementioned, the indemnity bond shall not indemnify Mr. Bookbinder for acts of fraud, intentional misrepresentation, gross negligence or willful misconduct.




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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
No.            Description
--------       -----------
10-1     Extension and Indemnity Agreement dated August 18, 2011
99-1     Press Release dated August 16, 2011


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Iron Eagle Group, Inc.


By:      /s/Jason M. Shapiro
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         Jason M. Shapiro
         Chief Executive Officer


Dated:  September 1, 2011